UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	68-0329422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Belvedere Place Suite 300 Mill Valley, California	94941
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.00% Senior Notes Due 2029	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file numbers to which this form relates:

333-263301.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Redwood Trust, Inc. (the “Company”) hereby incorporates by reference herein the description of its 9.00% Senior Notes due 2029 (the “Notes”), to be registered hereunder, set forth under the heading “Description of the Notes” in the Company’s prospectus supplement, dated June 13, 2024 to the prospectus, dated March 4, 2022 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-263301) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Debt Securities” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Notes are expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Redwood Trust, Inc., effective July 6, 1994 (incorporated by reference to Redwood Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1, filed on August 6, 2008) (File No. 001-13759)

3.1.1	Articles Supplementary of Redwood Trust, Inc., effective August 11, 1994 (incorporated by reference to Redwood Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.1, filed on August 6, 2008) (File No. 001-13759)

3.1.2	Articles Supplementary of Redwood Trust, Inc., effective August 14, 1995 (incorporated by reference to Redwood Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.2, filed on August 6, 2008) (File No. 001-13759)

3.1.3	Articles Supplementary of Redwood Trust, Inc., effective August 9, 1996 (incorporated by reference to Redwood Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.3, filed on August 6, 2008) (File No. 001-13759)

3.1.4	Certificate of Amendment of Redwood Trust, Inc., effective June 30, 1998 (incorporated by reference to Redwood Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.4, filed on August 6, 2008) (File No. 001-13759)

3.1.5	Articles Supplementary of Redwood Trust, Inc., effective April 10, 2003 (incorporated by reference to Redwood Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.5, filed on August 6, 2008) (File No. 001-13759)

3.1.6	Articles of Amendment of Redwood Trust, Inc., effective June 12, 2008 (incorporated by reference to Redwood Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.6, filed on August 6, 2008) (File No. 001-13759)

3.1.7	Articles of Amendment effective May 19, 2009 (incorporated by reference to Redwood Trust, Inc.’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009) (File No. 001-13759)

3.1.8	Articles of Amendment effective May 24, 2011 (incorporated by reference to Redwood Trust, Inc.’s Current Report on Form 8-K, Exhibit 3.1, filed on May 20, 2011) (File No. 001-13759)

3.1.9	Articles of Amendment effective May 18, 2012 (incorporated by reference to Redwood Trust, Inc.’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2012) (File No. 001-13759)

3.1.10	Articles of Amendment effective May 16, 2013 (incorporated by reference to Redwood Trust, Inc.’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2013) (File No. 001-13759)

3.1.11	Articles of Amendment effective May 15, 2019 (incorporated by reference to Redwood Trust, Inc.’s Current Report on Form 8-K, Exhibit 3.1, filed on May 17, 2019) (File No. 001-13759)

3.1.12	Articles of Amendment effective June 15, 2020 (incorporated by reference to Redwood Trust, Inc.’s Current Report on Form 8-K, Exhibit 3.1, filed on June 15, 2020) (File No. 001-13759)

3.2	Articles Supplementary designating Redwood Trust, Inc.’s 10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock (incorporated by reference to Redwood Trust, Inc.’s Form 8-A, Exhibit 3.2, filed on January 13, 2023) (File No. 001-13759)

3.3	Amended and Restated Bylaws of Redwood Trust, Inc., as adopted on November 2, 2022 (incorporated by reference to Redwood Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, Exhibit 3.2.1, filed on November 7, 2022) (File No. 001-13759)

4.1	Form of Specimen Certificate for Redwood Trust, Inc.’s 10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock (incorporated by reference to Redwood Trust, Inc.’s Form 8-A, Exhibit 4.1, filed on January 13, 2023) (File No. 001-13759)

4.2	Fourth Supplemental Indenture, dated January 22, 2024, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Redwood Trust, Inc.’s Form 8-A, Exhibit 4.2, filed on January 22, 2024) (File No. 001-13759)

4.3	Form of 9.125% Senior Notes due 2029 (included as Exhibit A to the Fourth Supplemental Indenture, incorporated by reference to Redwood Trust, Inc.’s Form 8-A, Exhibit 4.2, filed on January 22, 2024) (File No. 001-13759)

4.4*	Fifth Supplemental Indenture, dated June 18, 2024, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee

4.5*	Form of 9.00% Senior Notes due 2029 (included as Exhibit A to the Fifth Supplemental Indenture, filed as Exhibit 4.4 hereto)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Redwood Trust, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Date: June 18, 2024	REDWOOD TRUST, INC.

	By:	/s/ Brooke E. Carillo
		Name:	Brooke E. Carillo
		Title:	Chief Financial Officer